Exhibit 10.22

NOTE EXTENSION AGREEMENT

THIS NOTE EXTENSION AGREEMENT (this Agreement”) is made as of March 10, 2011, between SANOMEDICS INTERNATIONAL HOLDINGS INC., a Delaware corporation (the “Maker”), and CLSS HOLDINGS LLC, a Florida limited liability company (“Holder”).

W I T N E S S E T H:

WHEREAS, Maker has issued to Holder its Secured Convertible Promissory Notes (“Notes”) dated September 8, 2009, December 7, 2009, April 6, 2010 and June 30, 2010; and by their respective terms such Notes mature on either March 7, 2011 or April 6, 2011; and

WHEREAS, Maker and Holder wish to extend the Notes’ respective Maturity Date (as such term is defined in each Note) to August 1, 2011.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.           Extension of Maturity Dates.  Each Note is hereby amended to provide that the Maturity Date stated therein shall be August 1, 2011.  The amendment effected hereby is made without any penalty or premium payable by Maker to Holder; and, except as hereby amended, the Notes shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

MAKER:

SANOMEDICS INTERNATIONAL HOLDINGS, INC.

By:	/s/ Keith Houlihan
Keith Houlihan, President

HOLDER:

CLSS HOLDINGS LLC

By:	/s/ Craig Sizer
Craig Sizer